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                                                          EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of The Titan Corporation (the parent company of Delfin Systems) pertaining to the Delfin Systems 1990 Stock Option Plan and the Delfin Systems 1998 Stock Option Plan, of our report dated December 9, 1997 with respect to the financial statements of Delfin System included in the Registration Statement on Form S-4 (No. 333-60122) of The Titan Corporation, filed with the Securities and Exchange Commission.


                                   /s/    ERNST & YOUNG LLP


Palo Alto, California
November 13, 1998